EXHIBIT 11

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                      PEOPLES BANCORP INC. AND SUBSIDIARIES
                        Computation of Earnings Per Share

(dollars in thousands, except per share data)                       For the Three                     For the Nine
                                                                    Months Ended                      Months Ended
                                                                    September 30,                     September 30,
                                                                2004            2003              2004            2003
BASIC EARNINGS PER SHARE
EARNINGS:
Net income                                                        $5,138          $5,940           $15,557         $16,394

AVERAGE SHARES OUTSTANDING:
Weighted average common shares outstanding                    10,524,304      10,653,999        10,562,547      10,372,617


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BASIC EARNINGS PER SHARE                                           $0.49           $0.56             $1.47           $1.58
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DILUTED EARNINGS PER SHARE
EARNINGS:
Net income                                                        $5,138          $5,940           $15,557         $16,394

AVERAGE SHARES OUTSTANDING:
Weighted average common shares outstanding                    10,524,304      10,653,999        10,562,547      10,372,617
Net effect of the assumed exercise of stock options based
     on the treasury stock method                                145,494         242,462           185,517         213,038
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          Total weighted average diluted common shares        10,669,798      10,896,461        10,748,064      10,585,655
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DILUTED EARNINGS PER SHARE                                         $0.48           $0.55             $1.45           $1.55
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